CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated July 30, 2025, with respect to the financial statements of Range Capital Acquisition Corp II included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAS P.C.

New York, NY

September 29, 2025